SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

BRK, INC.
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BRK, INC.

3871 S. Valley View Blvd., Unit 70

Las Vegas, Nevada 89103

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about December 21, 2015 to the holders of record as of the close of business on December 21, 2015, of the common stock of BRK, Inc., a Nevada corporation ("the Company").

The Board of Directors of the Company and 7 stockholders holding an aggregate of 2,275,000 shares of common stock issued and outstanding as of October 8, 2015, have approved and consented in writing in lieu of a special meeting of the Board of Directors and a special meeting of the stockholders to the approval of a 10-for-1 forward stock split of the issued and outstanding shares of our common stock.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada Revised Statutes ("NRS") and the Company's Articles of Incorporation and Bylaws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDER

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's common stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: BRK, Inc., 3871 S. Valley View Blvd., Unit 70 Las Vegas, Nevada 89103, Attn: Brian Keasberry, President and Chief Executive Offices. Mr. Keasberry may also be reached by telephone at (702) 572-8050.

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INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company's Bylaws and the Nevada Revised Statutes ("NRS"), a vote by the holders of at least a majority of the Company's outstanding capital stock is required to effect the action described herein. The Company's Articles of Incorporation, as amended, does not authorize cumulative voting. As of the record date, the Company had 4,308,320 shares of common stock issued and outstanding. The voting power representing not less than 2,154,161 shares of common stock is required to pass any stockholder resolutions. The consenting stockholders are the record and beneficial owners of an aggregate of 2,275,000 shares of common stock, which represents approximately 52.8% of the issued and outstanding shares of the Company's common stock. Pursuant to Chapter 78.320 of the NRS, the consenting stockholders voted, with the Board of Directors, in favor of the actions described herein in a joint written consent, dated October 8, 2015. No consideration was paid for the consent. The consenting stockholders' names, affiliation with the Company, and their beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage

Brian Keasberry	President and Chief Executive Officer, Treasurer, Director, and Greater than 10% holder of common stock	1,275,000 shares of common stock	29.5%
0832322 BC Ltd.	stockholder	200,000 shares of common stock	4.6%
Capitano Capital Inc.	stockholder	200,000 shares of common stock	4.6%
Christina Mongiardo	stockholder	200,000 shares of common stock	4.6%
Justin Mongiardo	stockholder	200,000 shares of common stock	4.6%
Elco Securities	stockholder	200,000 shares of common stock	4.6%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 8, 2015, certain information regarding the ownership of the Company's capital stock by each director and executive officer of the Company, each person who is known to the Company to be a beneficial owner of more than 5% of any class of the Company's voting stock, and by all officers and directors of the Company as a group. Unless otherwise indicated below, to the Company's knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

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Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of October 8, 2015 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 4,308,320 shares of common stock issued and outstanding on a fully diluted basis, as of October 8, 2015.

Title of Class	Name and Address of Beneficial Owner (3)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Brian Keasberry (2)	1,275,000	29.5%
Common Stock	Melissa Carroll	1,225,000	28.4%
All directors and executive officers as a group (1 person)		1,275,000	29.5%

____________

(1) As of October 8, 2015, we had 4,308,320 shares of common stock outstanding.

(2) Appointed President and Chief Executive Officer, Secretary, Treasurer and director on May 22, 2008.

(3) Unless otherwise noted, the address of each person listed is c/o the Company, 530 Feliz Contado Ct., Henderson, Nevada 89105.

EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for the fiscal years ended April 30, 2015 and 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation($)		Total ($)

Brian Keasberry (1)	2015	-0-	-0-	-0-	-0-	-0-	-0-	$30,000	(2)	-0-
	2014	-0-	-0-	-0-	-0-	-0-	-0-	$30,100	(2)	-0-

______________

(1) Appointed President, Treasurer and director on May 22, 2008.

Appointed President and Chief Executive Officer, Secretary, Treasurer and director on May 22, 2008.

(2) Cash payments; Mr. Keasberry does not have an employment or other agreement with the Company pursuant to which he is paid for his services performed on behalf of the Company.

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Stock Option Grants

The following table sets forth stock option grants and compensation for the fiscal year ended April 30, 2015, and through October 8, 2015:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Brian Keasberry (1)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

______________

(1) Appointed President, Treasurer and director on May 22, 2008.

Option Exercises and Fiscal Year-End Option Value Table.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of as of the end of the fiscal period ended April 30, 2015 and through October 8, 2015, provided for or contributed to by our company.

Director Compensation

The following table sets forth director compensation as of April 30, 2015, and through October 8, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

Brian Keasberry (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

______________

(1) Appointed President, Treasurer and director on May 22, 2008.

Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the Board of Directors. All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the Board of Directors or management committees.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has no equity compensation plans.

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CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based upon the unanimous recommendation of the Board of Directors and the written consent of the consenting stockholders:

I. AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT A FORWARD STOCK SPLIT AT A RATIO OF TEN-FOR-ONE

On October 8,2015, the Board of Directors and the consenting stockholders adopted and approved a resolution to effect an amendment to our Articles of Incorporation to effect a forward split of all issued and outstanding shares of common stock, at a ratio of ten-for-one (10:1) (the "Forward Stock Split").

A table illustrating the impact of the Forward Stock Split and resulting increase in issued and outstanding shares is as follows:

	Number of shares of common stock issued and outstanding	Number of shares of common stock authorized in Articles of Incorporation (1)	Number of shares of common stock authorized and reserved for issuance (1)	Number of shares of common stock authorized but unreserved for issuance (1)

Before Forward Stock Split	4,308,320	100,000,000	-0-	95,691,680

After Forward Stock Split	43,083,200	100,000,000	-0-	56,916,800

_____________

(1) The Company also has 1,000,000 shares of preferred stock authorized, no shares of which are issued or outstanding.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Forward Stock Split if the Board of Directors, in its sole discretion, determines that the Forward Stock Split is no longer in our best interests and that of our stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Forward Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

Except for any changes as a result of the treatment of fractional shares, each stockholder of the Company will hold the same percentage of common stock outstanding immediately following the Forward Stock Split as such stockholder held immediately prior to the split.

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PURPOSE

The Board of Directors believed that it was in the best interests of the Company to implement the Forward Stock Split on the basis that the low number of issued and outstanding shares of common stock of the Company would likely not appeal to brokerage firms and that when trading, the current projected per share price level of our common stock will reduce the effective marketability of our common stock because of the reluctance of many brokerage firms to recommend stock to their clients or to act as market-makers for issuers which do not have a sufficient number of shares of common stock issued and outstanding. Similarly, the Board of Directors believes that the price of the shares of common stock exceeds a level at which a daily trading volume can be sustained.

PRINCIPAL EFFECTS OF THE FORWARD STOCK SPLIT

In addition to those risk factors noted above, the Forward Stock Split will have the following effects:

General Corporate Change - (i) one (1) Old Share owned by a stockholder would be exchanged for ten (10) New Shares, and (ii) the number of shares of the Company's common stock issued and outstanding will be increased proportionately based on the Forward Stock Split.

As approved and effected, the Forward Stock Split will be effected simultaneously for all of the Company's common stock. While the intent is for the proposed forward split to affect all of the Company's stockholders uniformly, the process of rounding up when any of the Company's stockholders own a fractional share will result in a non-material change in each stockholder's percentage ownership interest in the Company.

The Forward Stock Split does not materially affect the proportionate equity interest in the Company of any holder of common stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares - Any fractional shares of common stock resulting from the forward split will "round up" to the nearest whole number. No cash will be paid to any holders of fractional interests in the Company.

Authorized Shares - The forward split will not change the number of authorized shares of common stock of the Company, as states in the Company's Articles of Incorporation, as amended.

Accounting Matters - The Forward Stock Split will not affect the par value of the Company's common stock. As a result, as of the effective time of the Forward Stock Split, the stated capital on the Company's balance sheet attributable to the Company's common stock will be increased proportionately based on the Forward Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased. The per share net income or loss and net book value of the Company's common stock will be restated because there will be a greater number shares of the Company's common stock outstanding.

PROCEDURE FOR EFFECTING THE FORWARD STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

Upon effectiveness of the Forward Stock Split, each outstanding share of the Company will automatically be converted on the effective date at the applicable Forward Stock Split ratio. It will not be necessary for stockholders of the Company to exchange their existing stock certificates.

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Forward Stock Split stock split shares. A transaction statement will automatically be sent to the stockholder's address of record indicating the number of shares of common stock held following the Forward Stock Split.

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FEDERAL INCOME TAX CONSEQUENCES OF THE FORWARD STOCK SPLIT

The following is a summary of certain material federal income tax consequences of the Forward Stock Split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Forward Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Forward Stock Split.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the Forward Stock Split. The aggregate tax basis of the New Shares received in the Forward Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Forward Stock Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The Company's view regarding the tax consequences of the Forward Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Forward Stock Split.

EFFECTIVE DATE

Under Rule 14c-2, promulgated pursuant to the Exchange Act, the Forward Stock Split shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company. We anticipate the effective date to be on or about November 10, 2015.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

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STATEMENT OF ADDITIONAL INFORMATION

The Company's Annual Report on Form 10-K for the year ended April 30, 2015, and filed with the SEC on July 29, 2015; Amendment No. 1 to Annual Report on Form 10-K for the year ended April 30, 2015, and filed with the SEC on July 29, 2015; Quarterly Report on Form 10-Q for the quarter ended July 31, 2015, and filed with the SEC on September 11, 2015; have been incorporated herein by this reference.

The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding the Company should be addressed to Brian Keasberry, President and Chief Executive Officer, at the Company's principal executive offices, at: BRK, Inc., 3871 S. Valley View Blvd, Unit 70 Las Vegas, Nevada 89103. Mr. Keasberry may also be reached by telephone at (702) 572-8050.

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